UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated May 1, 2012

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on April 26, 2012. The following matters were voted upon and the results of the voting were as follows:

(1)	To elect ten directors to serve as directors until the annual meeting in 2013 or until their successors have been duly elected and qualified. The nominees, Messrs. Benson, Deml, Furlan, Johanneson, Minnich, Richenhagen, Shaheen, Ustian and Visser and Ms. Srinivasan were elected to the Company’s board of directors. The results follow:

Nominee	For	Against	Abstain
P. George Benson	78,064,085	127,695	18,945
Wolfgang Deml	77,610,919	580,352	19,454
Luiz F. Furlan	72,913,726	5,278,392	18,607
Gerald B. Johanneson	77,622,836	568,385	19,504
George E. Minnich	76,944,082	1,247,623	19,020
Martin H. Richenhagen	76,493,262	1,697,501	19,962
Gerald L. Shaheen	76,928,729	1,263,635	18,361
Mallika Srinivasan	74,197,475	3,993,282	19,968
Daniel C. Ustian	76,910,402	1,281,578	18,745
Hendrikus Visser	77,609,711	581,664	19,350

In addition to the votes reported above, there were 4,581,719 broker non-votes for this proposal.

(2)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
75,171,150	2,893,285	146,290

In addition to the votes reported above, there were 4,581,719 broker non-votes for this proposal.

(3)	To ratify the appointment of the Company’s independent registered public accounting firm for 2012. The results follow:

For	Against	Abstain
81,935,090	837,940	19,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: May 1, 2012